UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 15, 2011

Titon Iron Ore Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4320 – 196 Street, SW, #111, Lynwood, Washington 98036-6754
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (425) 286-3068

DIGITAL YEARBOOK, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 15, 2011, we completed a merger with our subsidiary, Titan Iron Ore Corp., a Nevada corporation which was incorporated solely to effect a change in our name.  As a result, we have changed our name from “Digital Yearbook Inc.” to “Titan Iron Ore Corp.”

Also effective June 15, 2011 we effected a 37 to one forward stock split of our authorized and issued and outstanding common and preferred stock.  As a result, our authorized capital has increased from 100,000,000 shares of common stock with a par value of $0.0001 to 3,700,000,000 shares of common stock with a par value of $0.0001 of which 5,151,000 shares of common stock outstanding increases to 190,587,000 shares of common stock;

Item 7.01  Regulation FD Disclosure

The name change will become effective with the Over-the-Counter Bulletin Board at the opening for trading on June 17, 2011 with the new symbol of “TFER”  Our new CUSIP number is 88831R 100.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles of Merger dated effective June 15, 2011

3.2	Certificate of Change dated effective June 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.

By: /s/ Ed Mulhern

Ed Mulhern
President, Chief Executive Officer, Chief Financial Officer,
Secretary, Treasurer and Director

June 17, 2011